EXHIBIT 10.20

AMENDMENT NO. 1 TO INITIAL PUBLIC OFFERING AND SPLIT-OFF AGREEMENT

This is Amendment No. 1 (“Amendment”), dated as of March 25, 2003, by and among Viacom Inc., a Delaware corporation (“Viacom”), Viacom International Inc., a Delaware corporation and a wholly owned subsidiary of Viacom (“Viacom International”) and Blockbuster Inc., a Delaware corporation and consolidated subsidiary of Viacom (“Blockbuster”), to that certain Initial Public Offering and Split-Off Agreement entered into by and among Viacom, Viacom International and Blockbuster as of August 16, 1999 (the “IPO Agreement”).

WHEREAS, Viacom, Viacom International and Blockbuster set forth in the IPO Agreement the principal arrangements between them regarding the initial public offering and split-off; and

WHEREAS, Viacom, Viacom International and Blockbuster now wish to amend certain of those arrangements.

NOW, THEREFORE, in consideration of the premises set forth above and pursuant to Section 10.07 of the IPO Agreement, the parties hereto agree as follows:

1.	Section 5.01(xiii) of the IPO Agreement is hereby deleted and amended to read in its entirety as follows:

(xiii) Not less than 30 days prior to making any changes regarding the independent certified public accountant engaged by Blockbuster (“Blockbuster’s Auditors”) which would result in Blockbuster’s Auditors being other than the independent certified public accountant engaged by Viacom, Blockbuster’s audit committee chair shall discuss with Viacom’s audit committee chair the change under consideration. Such 30 day period shall be reduced to the extent that Blockbuster’s audit committee chair shall deem necessary in light of extenuating circumstances.

2.	Section 5.01(xviii) of the IPO Agreement is hereby deleted and amended to read in its entirety as follows:

(xviii) Notwithstanding clause (xvii) above, Blockbuster shall make any changes in its accounting principles that are requested by Viacom in order for Blockbuster’s accounting principles to be consistent with those of Viacom unless Blockbuster’s audit committee determines otherwise after consultation with Viacom’s audit committee.

3.	This Amendment shall be deemed effective as of March 25, 2003.

4.	Except as expressly provided in this Amendment, the IPO Agreement shall not be deemed amended, modified or altered in any manner whatsoever.

5.	Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the IPO Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to Initial Public Offering and Split-Off Agreement to be duly executed and delivered as of the date first written above.

VIACOM INC.

By:	/s/ Michael D. Fricklas
Name: Michael D. Fricklas
Title: EVP, General Counsel and Secretary

VIACOM INTERNATIONAL INC.

By:	/s/ Michael D. Fricklas
Name: Michael D. Fricklas
Title: EVP, General Counsel and Secretary

BLOCKBUSTER INC.

By:	/s/ Edward B. Stead
Name: Edward B. Stead
Title: EVP & General Counsel

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